UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K



                            CURRENT REPORT




               Pursuant to Section 13 of 15(d) of the
                   Securities Exchange Act Of 1934




          Date of report (date of earliest event reported):
                           November 4, 2003




                       COGNITRONICS CORPORATION
        (Exact name of registrant as specified in its charter)




                               New York
            (State or other jurisdiction of incorporation)




          0-3035                            13-1953544
  (Commission File Number)        (IRS Employer Idenfication No.)




  3 Corporate Drive, Danbury, Connecticut             06810
  (Address of principal executive offices)          (Zip Code)




                            (203) 830-3400
                   (Registrant's telephone number)






ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

At a meeting held on November 4, 2003, the Board of Directors of Cognitronics Corporation (the "Company"), based on the recommendation of its audit committee, approved the engagement of Carlin, Charron & Rosen, LLP as its independent auditors for the year ending December 31, 2003 to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the Company effective November 5, 2003. Carlin, Charron & Rosen, LLP will be conducting the review of the registrant's Form 10-Q for the quarter ended September 30, 2003.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two years ended December 31, 2002, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 5, 2003 is filed as Exhibit 1 to this Form 8-K.

During the Company's two most recent fiscal years and through the date of this Form 8-K, the Company did not consult with Carlin, Charron & Rosen, LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. Financial Statements and Exhibits

     (c) Exhibits

      Exhibit 1.  Letter from Ernst & Young LLP. dated November  5, 2003


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   COGNITRONICS CORPORATION



Dated: November 10, 2003           By: /s/ Garrett Sullivan
                                      ---------------------
                                   Name: Garrett Sullivan
                                   Title: Treasurer